                                                                       EXHIBIT 2

                               PURCHASE AGREEMENT
                               ------------------
     Datalogix International Inc. (the "Company") and the Investor identified on the signature page of this Purchase Agreement (this "Agreement") agree as follows:

     Section 1.  Purchase of Shares and Warrant.  Concurrently with the
                 ------------------------------
execution of this Agreement, the Company is selling and the Investor is purchasing: (a) the number of shares of the Company's Series F Convertible Preferred Stock identified on Exhibit A to this Agreement at the aggregate price there indicated (all such shares of Series F Convertible Preferred Stock being purchased by the Investor are herein collectively called the "Shares") and (b) a warrant (the "Warrant") to purchase the number of shares of the Company's Common Shares, par value $.01 per share ("Common Stock") identified on Exhibit A to this Agreement at the aggregate price there indicated.

     Section 2.  Representations and Warranties of the Company.  The Company
                 ---------------------------------------------
represents and warrants to the Investor that, except as set forth in Exhibit B to this Agreement:

          (a) Organization, Standing, etc.  The Company is a corporation duly
              ----------------------------
organized, validly existing and in good standing under the laws of the jurisdiction indicated on the signature page of this Agreement, and has all requisite power and authority to carry on its business as currently conducted and as proposed m be conducted, to own its properties, and to enter into and perform this Agreement. The copies of the Certificate of Incorporation, as amended, and By-Laws of the Company delivered to the Investor together with a Certificate of the President of the Company on the date hereof are true and complete and have not, since the date of such Certificate of Incorporation and By-Laws been further amended or repealed. The Company is duly qualified as a foreign corporation in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of properly makes such qualification necessary.

          (b) Capital Stock.  The authorized capital stock and the outstanding
              -------------
capital stock, of the Company consists in each case as of the date hereof solely of the shares indicated on Exhibit C to this Agreement. All of the outstanding shares have been duly authorized, are fully paid and nonassessable, and were issued in compliance with all applicable securities laws. An accurate list of the Company's shareholders and their holdings is set forth in Exhibit D to this Agreement. No one is entitled to preemptive or similar statutory or contractual rights with respect to any securities of the Company, except as set forth (i) in
Section 4(d) of this Agreement, (ii) in Section 4(m) of the Purchase Agreement dated October 29, 1992 ("Series E Agreement") regarding the sale by the Company of its Series E Convertible Preferred Stock, (iii) in Section 4(l) of the Purchase Agreement dated June 30, 1993 regarding the sale by the Company of its Series E Convertible Preferred Stock ("Series E II Agreement"), and (iv) under
Section 6 of the Amended and Restated Stockholders Agreement dated November 19, 1990 ("Prior Stockholders Agreement"). All necessary and appropriate waivers of shareholders have been obtained. Except as disclosed in Exhibit E to this Agreement, there are no outstanding warrants, options, convertible securities other than the Series A, Series B, Series C, Series D and Series E Convertible Preferred Stock listed in Exhibit C to this Agreement, or other agreements or arrangements of any character under which the Company or any subsidiary is or may be obligated to issue any equity securities of any kind, or to transfer any equity securities of any kind owned by them, and neither the Company nor any subsidiary has any present plan or intention to issue any equity securities of any kind, or to transfer any equity securities of any kind owned by them.
Except as disclosed in Exhibit F, the Company does not know of any voting agreements, buy-sell agreements, option or right of first refusal or other agreements of any kind among any of the security holders of the Company or of any subsidiary relating to the securities held by them. Neither the Company nor any subsidiary has agreed, or has any present intention, to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act"), except as provided in the Registration Rights Agreement dated October 29, 1992, as amended June 30, 1993 and on the date of this Agreement, a copy of which is attached hereto as Exhibit G (the "Registration Rights Agreement") or as provided in warrants referred to in Item 2 of Exhibit E which have piggy-back rights to the Registration Rights Agreement. The voting powers, designations, preferences and relative, participating, optional and other rights of the Shares, and the qualifications, limitations or restrictions thereof are as fully set forth in the Restated Certificate of Incorporation of the Company, as amended (the "Certificate").

          (c) Corporate Proceedings.  The execution, delivery and performance of
              ---------------------
this Agreement have been duly authorized by all requisite action on the part of the officers, directors and the holders of the capital stock of the Company and no other action is necessary for the due authorization of such execution, delivery and performance. True and complete copies of the relevant resolutions have been delivered to the Investor, and such resolutions have not been amended or repealed. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors rights; and (ii) that no representation or warranty is made as to the enforceability of the provisions in Paragraph 3(e) of the Registration Rights Agreement regarding indemnification for violations of federal securities laws, or as to the availability of the remedy of specific performance. The Shares are duly authorized, validly issued, fully paid, nonassessable and free and clear of any encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws or by this Agreement and have been issued in compliance with all applicable securities laws. The Company has reserved a sufficient number of shares of its Common Stock for issuance upon exercise of the Warrant and the conversion of the Shares, and such shares of Common Stock, when issued upon exercise of the Warrant or upon conversion of the Shares, will he duly authorized, validly issued, fully paid, nonassessable and free and clear of all encumbrances and restriction, except for restrictions on transfer imposed by applicable securities laws or by this Agreement.

          (d) Subsidiaries.  The Company's subsidiaries, if any, are listed in
              ------------
Exhibit H to this Agreement. Except for those subsidiaries, the Company has no direct or indirect ownership interest in any other corporation, partnership, association, firm or business. Each subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated in Exhibit H, has all requisite power and authority to carry on its business and to own its properties and is duly qualified as a foreign corporation in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification necessary. All of the outstanding capital stock of each subsidiary has been duly authorized, is fully paid and nonassessable and is owned by the Company, free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws.

          (e) Financial Statements.  True and complete copies of the financial
              --------------------
statements listed in Exhibit I to this Agreement have been delivered by the Company to the Investor. Those financial statements (i) are in accordance with the books and records of the Company and any subsidiaries included in those statements, (ii) present fairly the consolidated financial position of the Company and any such subsidiaries at the dates, and the consolidated results of their operations for the periods, indicated in those statements, and (iii) have been prepared in accordance with generally accepted accounting principles consistency applied; provided, however, that the Company's unaudited balance
                     --------  -------
sheet as of March 31, 1994 does not include normal year end adjustments. Specifically, but not by way of limitation, each balance sheet included in those statements reflects as of its date, and provides adequate reserves in respect of, all of the debts, liabilities and obligations of a kind customarily reflected in a balance sheet prepared in accordance with generally accepted accounting principles. As of the date of the balance sheet listed in Exhibit I, neither the Company nor any of its subsidiaries had any debts, liabilities or obligations, whether absolute, accrued, contingent or otherwise, which are not fully reflected in such balance sheet, other than those which, in any one case or in the aggregate, would not have a materially adverse effect on the business, assets, liabilities, condition (financial or otherwise), affairs or operations of the Company or any of its subsidiaries as of such date.

          (f) Litigation.  Except as disclosed in Exhibit J to this Agreement,
              ----------
there are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings pending or, to the Company's knowledge, threatened against the Company or any subsidiary, or against the assets or business of the Company or any subsidiary, or against any employee, officer, director or shareholder of the Company or of any subsidiary in his capacity as such person or relating to any of his past employment relationships with any employer or to his activities with the Company or any subsidiary, and the Company is not aware of any facts that might result in or form the basis for any such action, suit, arbitration or other proceeding. Except as set forth in Exhibit J to this Agreement, the Company does not have pending, and has no present intention to bring, any legal actions, suits, arbitration, or other legal, administrative or governmental proceedings against any other person or entity or the property or rights of any other person or entity.

          (g) Title to Assets.  Except as disclosed in the notes to the
              ---------------
financial statements listed in Exhibit I to this Agreement, the Company and its subsidiaries have good and marketable title to their respective assets, including, without limitation, those reflected in the balance sheet listed on
Exhibit I (other than those since disposed of in the ordinary course of business), free and clear of all security interests, liens, charges and other encumbrances, except for (i) liens for taxes not yet due and payable or being contested in good faith by appropriate proceedings, (ii) encumbrances that are incidental to the conduct of their businesses or their ownership of property, not incurred in connection with the borrowing of money or the obtaining of credit and which do not in the aggregate materially detract from the value of the assets affected thereby or materially impair the use thereof by the Company or its subsidiaries, and (iii) liens on assets of the Company and its subsidiary in favor of Silicon Valley Bank ("Silicon") under the Line of Credit from Silicon to the Company guaranteed by Datalogix Development Corp. dated January 15, 1994. With respect to the assets of the Company which are leased, the Company is in compliance with all material provision of such leases, such leases are valid and binding, and the Company holds its leasehold interest in such assets free and clear of all security interests, liens, charges and other encumbrances except encumbrances which, in the aggregate, do not materially detract from the value of the leased assets affected thereby or materially impair the use thereof by the company or its subsidiaries.

          (h) Accounts Receivable; Inventories, Condition of Assets.
              -----------------------------------------------------

          (i) The accounts receivable shown in the balance sheet listed in
Exhibit I or acquired since the date of such balance sheet have been collected or are (or will be) collectible in amounts not less than the aggregate amount thereof (net of allowance for doubtful accounts established in accordance with prior practice) carried (or to be carried) on the books of the Company and its subsidiaries.

          (ii) The plants, buildings, structures, machinery, tools, equipment and other tangible assets of the Company and its subsidiaries are in good operating condition and in a state of reasonable maintenance and repair.

          (i) Tax Returns and Audits and Other Tax Matters.  All required tax
              --------------------------------------------
returns of the Company and its subsidiaries have been accurately prepared and duly and timely filed, and all taxes required to be paid with respect to the periods or transactions covered by such returns have been duly and timely paid. Neither the Company nor any subsidiary is delinquent in the payment of any tax, assessment or governmental charge, has had any tax deficiency proposed or assessed against it, or has executed any waiver still in effect of any statute of limitations on the assessment or collection of any tax. None of the federal or state income tax returns or state franchise tax returns of the Company or any subsidiary has ever been audited by governmental authorities. The amounts accrued on the financial statements of the Company are sufficient with respect to all unpaid federal, state, county, local and foreign taxes for all periods ending prior to the date of this Agreement.

          (j) Adverse Changes.  Since the date of the balance sheet listed in
              ---------------
Exhibit I to this Agreement, neither the Company nor any subsidiary has:

          (i) incurred, or discharged or satisfied, any debts, obligations or liabilities, whether absolute, accrued, contingent or otherwise, except for the routine occurrence, discharge or satisfaction of (x) current liabilities in the ordinary course of business and (y) obligations under contracts entered into in the ordinary course of business;

          (ii) declared or made any dividend or other payment or distribution to its stockholders as such, or purchased or redeemed any of its securities;

          (iii) sold, leased or otherwise disposed of any of its assets except routine dispositions made in the ordinary course of business;

          (iv) suffered any material physical damage, destruction or loss (whether or not covered by insurance);

          (v) encountered any labor difficulties or labor union organizing activities;

          (vi) made or granted any increases in wages or salaries or in employee benefits, except for routine increases that were made in the ordinary course of business and were consistent with past practice;

          (vii) entered into any transaction other than in the ordinary course of business; or

          (viii) suffered or experienced any change in, or event or condition affecting, its business, assets, liabilities, condition (financial or otherwise), affairs or operations, other than changes, events or conditions in the ordinary course of business, none of which (either when taken by itself or when token in conjunction with all such other changes, events or conditions) has been materially adverse, or might reasonably be expected to be materially adverse in the future.

          (k) Compliance with Laws and other Instruments.  The business and
              ------------------------------------------
operations of the Company and its subsidiaries have been and are being conducted in all material respects in accordance with all applicable laws, rules, regulations, judgments and decrees and the Certificate and By-Laws of the Company. Neither the execution, delivery or performance of this Agreement, nor the offer, issuance, sale or delivery of the Shares to the Investor, nor the issuance of shares of Common Stock upon exercise of the Warrant (the "Warrant Shares"), nor the issuance of shares of Common Stock upon conversion of the Shares ("Conversion Shares"), with or without the giving of notice or passage of time, or both, will violate, or result in any breach of, or constitute a default under, or result in the imposition of any encumbrance upon any asset of the Company or of any subsidiary pursuant to, any provision of any corporate charter, by-law, contract, law, rule, regulation, judgment, decree or other document or instrument or, to the best of the Company's knowledge, will cause the Company or any subsidiary to lose the benefit of any right or privilege it presently enjoys or any person who normally does business with the Company or any subsidiary to discontinue to do so on the same basis.

          (l) Governmental Consents; Offering of Shares.  No consent,
              -----------------------------------------
authorization, approval, permit or order of, or declaration to or filing with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement or the offer, issuance, sale or delivery of the Shares, the Conversion Shares, the Warrant or the Warrant Shares (the Shares, the Conversion Shares, the Warrant and the Warrant Shares are hereinafter collectively referred to as the "Securities"). The issuance of the Securities in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act, and from all applicable state registration and qualification requirements. Neither the Company nor any agent acting on its behalf has, directly or indirectly, sold or offered for sale, or solicited any offers to buy, any securities, or otherwise approached or negotiated with any person or persons, so as to subject the offer or sale of the Securities to the Investor to the provisions of Section 5 of the Securities Act, and the Company agrees that neither it nor any agent acting on its behalf will take any action that would subject the offer or sale of the Securities to those provisions.

          (m) Patents and Trademarks.  The Company has sufficient title and
              ----------------------
ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. Other than license and distribution agreements entered into in the ordinary course of business, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity, except as set forth in Exhibit K. The Company has not received any communications alleging that the Company has violated, or by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of its best efforts to promote the interests of the Company or that would conflict with the Company's business as now conducted and as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees and consultants of the Company as now conducted, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or consultants is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees or consultants (or persons it currently intends to hire) made prior to their employment by the Company.

          (n) No Defaults; Contracts.  The Company and its subsidiaries have in
              ----------------------
all material respects performed all obligations required to be performed by them, and are not in default in any material respect, under any material contract, commitment or instrument, and no event or condition has occurred which, with the giving of notice or passage of time, or both, would constitute such a default. Neither the Company nor any subsidiary is under any obligation that cannot readily be performed by it on time and without undue or unusual expenditure of money or effort. All parties having material contracts or commitments with the Company or any subsidiary are in compliance therewith in all material respects. Exhibit K to this Agreement contains an accurate list of all contracts or commitments, oral or written, of the Company and its subsidiaries, other than (x) licensing agreements entered into by the Company with its customers in the ordinary course of business and (y) license agreements that provide for the use by the Company of the licensors' software to be routinely used and incorporated in the Company's product, that either (i) may involve the expenditure by the Company or any subsidiary of more than $50,000 over the term of such contract or commitment or (ii) are not subject to termination by the Company or the appropriate subsidiary without penalty.

          (o) Insurance Coverage.  Exhibit L to this Agreement contains an
              ------------------
accurate list of the insurance coverage maintained by the Company and its subsidiaries. Such coverage, is sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

          (p) Employee Matters.  Except as disclosed in Exhibit M to this
              ----------------
Agreement or described herein, neither the Company nor any subsidiary has in effect or has any present intention to put into effect any employment agreements, consulting arrangements, deferred compensation, pension or retirement agreements or arrangements, bonus, incentive or profit-sharing plans or arrangements, or labor or collective bargaining agreements, written or oral, whether legally binding or in the nature of informal understandings. Except as set forth in Exhibit M, there are no existing or proposed loans, leases, licenses or other such agreements or arrangements between the Company or any subsidiary and any officer, director or security holder of the Company or any subsidiary. The Company has no knowledge that any of the officers or other key employees or consultants of the Company or any subsidiary has any present intention to terminate his employment, or that any employee or consultant of the Company or any subsidiary is bound by any agreement or arrangement with any other employer (past or present) that in any way affects adversely or threatens hereafter to affect adversely the performance of his duties as an employee or consultant of the Company or any subsidiary or the ability of the Company or any subsidiary to conduct its business. Attached as Exhibit N is an accurate summary of the policies followed by the Company and its subsidiaries regarding confidentiality of sensitive information and ownership of patents, know-how and other such matters relating to the businesses of the Company and its subsidiaries. The Company, after reasonable investigation, is not aware that any of its employees or consultants is in violation of the policies summarized in Exhibit N, and the Company will use its best efforts to prevent any such violation.

          (q) Brokers and Finders.  No person or firm has, or will have, any
              -------------------
right, interest or valid claim against the Company, any subsidiary or the Investor, for any commission, fee or other compensation as a finder or broker or in any similar capacity as a result of any act or omission by the Company, any subsidiary or anyone acting on behalf of the Company or any subsidiary.

          (r) Disclosure.  This Agreement (including the Exhibits) does not
              ----------
contain any untrue statement of a material fact or omit to state any material fact required to make the statements herein or therein not misleading in the light of the circumstances under which those statements where made. There is no fact known to the Company that materially adversely affects or threatens in the future to materially adversely affect, the business, assets, liabilities, condition (financial or otherwise), affairs or operations or the Company or any subsidiary which has not been disclosed by the Company in writing to the Investor.

          (s) Real Property Holding Corporation.  The Company is not and has not
              ---------------------------------
been at any time a "United States real property holding corporation" (as that term is defined in Treasury Regulation Section 1.897-2(b)). If at any time in the future the Company shall become a "United States real property holding corporation" the Company shall, as promptly as practicable, notify each foreign investor. Within thirty (30) days after receipt of a request from a foreign investor, the Company shall prepare and deliver to such foreign investor the statement required under Treasury Regulation Section 1.897-2(h)(1)(IV) and subject to the succeeding sentence either or both of the following documents: (i) an affidavit in conformance with the requirements of Internal Revenue Code ("IRC") Section 1445(b)(3) or (ii) a notarized statement, executed by an officer having actual knowledge of the facts, that the shares of Company stock held by such foreign investor are of a class that is regularly traded on an established securities market, within the meaning of IRC Section 1445(b)(6). If the Company is unable to provide either of the documents described in (i) or (ii) above, if requested, it shall promptly notify such foreign investor in writing of the reasons for such inability. Finally, upon the request of a foreign investor and without regard to whether either document described in (i) or (ii) above has been requested, the Company shall reasonably cooperate with the efforts of such foreign investor to obtain a "qualifying statement," within the meaning of IRC
Section 1445(b) (4) or such other documents as would excuse a transferee of a foreign investor's interest from withholding of income tax imposed pursuant to IRC Section 897(a).

          The Company shall in a timely manner, after the date hereof, make all necessary filings and shall take all other actions as are necessary to establish that the Company is not a United States real property holding corporation.

          (t) Audit Committee.  The Company shall continue to have an audit
              ---------------
committee of its Board of Directors, which committee shall be comprised of no fewer than two members of the Board of Directors, no member of which shall be an employee of the Company.

          (u) Compensation Committee.  The Company shall continue to have a
              ----------------------
compensation committee of its Board of Directors, which committee shall be comprised of no fewer than three members of the Board of Directors, and no more than one member of which shall be an employee of the Company.

          (v) Minute Books.  The minute books of the Company provided to the
              ------------
Investor contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

          (w) Registration Rights.  Except as set forth in the Registration
              -------------------
Rights Agreement and as provided in the warrants referred to at Item 2 of Exhibit E, the Company is not under any contractual obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued.

          (x) Backlog.  Exhibit P to this Agreement sets forth an accurate
              -------
statement by product line of the amounts, as of the date there indicated, of unfilled binding orders of the Company and its subsidiaries for sales (other than intercompany sales) in the ordinary course of business of products and services. None of such amounts had been recognized as revenues on the books of the Company and its subsidiaries as of such date.

     Section 3.  Representations, Warranties and Agreements of the Investor.
                 ----------------------------------------------------------
The Investor:

          (a) Represents and warrants to the Company that:

               (i) it is a corporation as indicated on the signature page of this Agreement:

               (ii) the execution, delivery and performance by it of this Agreement have been duly authorized;

               (iii) this Agreement constitutes a valid and binding obligation of the Investor;

          (iv) no person or firm has, or will have, as a result of any act or omission by the Investor or anyone acting on behalf of the Investor, any right, interest or valid claim against the Company or any subsidiary, for any commission, fee or other compensation as a finder or broker or in any similar capacity;

          (v) the Investor is acquiring the Securities being purchased by it for its own account for investment and not with a view to, or for sale in connection with, distribution of any of the Securities; and

          (vi) the Investor is an "accredited investor" as that term is defined in Rule 501(A)(1), (2), (3) or (7) under the Securities Act and that it is able to bear the economic risk of its investment.

          (b) Agrees that it will not sell or otherwise transfer any of the Securities, except in accordance with the Securities Act and all applicable state securities laws, and that prior to any transfer (other than pursuant to an effective registration under that Act) it will furnish to the Company a written opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that registration under the Securities Act is not required, and all requisite action has been taken, under all applicable state securities laws, in connection with the proposed transfer. The Company will promptly review any such opinion to determine whether it is reasonably satisfactory in form and substance.

          (c) Acknowledges that it is aware that it will not be entitled to make any public offer or public sale of any of the Securities for an indefinite period unless those Securities are then registered under the Securities Act. Although it may be possible in the future to make limited public sales of the Securities without registration in reliance on Rule 144 under that Act, Rule 144 is not now available and there is no assurance that it will become available for this purpose. Accordingly, the Investor understands that it must bear the economic risk of its investment in the Securities for an indefinite period.

          (d) Acknowledges that it has been furnished access to the business records of the Company (including any subsidiaries) and such additional information and documents as the Investor has requested, and has been given the opportunity to meet with Company officials and, to have such persons answer questions regarding the Company's affairs and condition.

          (e) Acknowledges its understanding that the certificates evidencing the Securities (other than Securities that shall have been transferred pursuant to an effective registration statement) will bear legends substantially in the following form until the Company's counsel determines that the legends are no longer advisable:

          "[The shares evidenced by this certificate have] [This Warrant has] not been registered under the Securities Act of 1933, as amended, and must be held indefinitely unless [they are] [it is] transferred pursuant to an effective registration statement under that Act, pursuant to Rule 144 or l44A, or after receipt of an opinion of counsel satisfactory to the Company that registration is not required."

          "[The shares evidenced by this certificate are] [This Warrant is] subject to certain agreements contained in the Purchase Agreement dated as of September 6, 1994 among the Company and [Investor], a copy of which is on file with the Secretary of the Company."

The appropriate stop-transfer orders will be noted on the Company's stock and warrant records with respect to all Securities so legended with the first legend.

          (f) Agrees that it shall hold in confidence any confidential information about the Company that the Investor has received or hereafter receives pursuant to any provision of this Agreement under circumstances indicating the confidentiality of such information unless (i) such information shall have been publicly disclosed other than as a result of any wrongful action of Investor, or (ii) Investor independently develops or is aware of such information.

          (g) (i) Agrees for itself, its affiliates and any transferee of Investor which is obligated under this Section 3(g)(i), that without the prior written consent of the Company, it will not directly or indirectly increase its holdings of capital stock of the Company or any security convertible into or exercisable or exchangeable for capital stock of the Company ("Capital Holdings") such that, after giving effect to the increase in such holdings, the Investor will hold securities representing a number of Common Stock Equivalents (as hereinafter defined) greater than 25% of the Common Stock Equivalents represented by securities then outstanding (the "Holding Limit"); provided,
                                                                  --------
however, that the Investor may increase its holdings above the foregoing limit
-------
as a result of an acquisition of securities of the Company pursuant to a merger or a purchase of securities made pursuant to a plan of merger or an offer simultaneously made by the Investor to acquire the Company pursuant to a merger or to purchase all of the capital stock held by all holders of capital stock of the Company which in either case is accepted by the holders of securities representing two-thirds of the Common Stock Equivalents then outstanding (which for purposes of said computation shall include the Common Stock Equivalents held by the Investor). Notwithstanding the foregoing restriction, the Investor may increase its Capital Holdings above 25% upon exercise of the Warrant solely and to the extent that at the date of exercise of the Warrant the outstanding Common Stock Equivalents against which the 25% limitation is calculated are less than 16,027,668 by reason that from the date hereof through the date of exercise either (i) the Company has repurchased or redeemed Common Stock Equivalents, or
(ii) vested options outstanding on the date hereof shall not have been exercised or (iii) both of (i) and (ii).

          (ii) The agreement set forth in Section 3(g)(i) shall expire upon the earlier of the tenth anniversary of the date of this Agreement or the second anniversary of the date on which the Company shall have first issued its securities upon the consummation of an initial public offering made pursuant to a registration statement declared effective under the Securities Act (an "IPO"); provided, however, that if the Investor (or any transferee of securities which
--------  -------
is bound by the provisions of Section 3(g)(i)) shall transfer securities of the Company and such transferee is bound by the provisions of Section 3(g)(i), then, as to such transferee the agreements set forth in Section 3(g)(i) shall expire on the earlier of the tenth anniversary of the date of this Agreement or on the date the Company first issues its equity securities in an IPO.

          (iii) For purposes of this Agreement the term "Common Stock Equivalents" shall mean Common Stock and securities which are then (without payment of any additional consideration other than the tender of the security) convertible into or exchangeable for Common Stock. Each share of Common Stock shall represent one Common Stock Equivalent. The number of Common Stock Equivalents represented by other securities shall be the maximum number of shares of Common Stock which may then be issued upon conversion or exchange thereof based upon the terms thereof (including any conversion or exchange rates, as adjusted from time to time in accordance with the terms of such security).

          (h) Agrees that it and for so long as it holds 5% or more of the outstanding voting stock of the Company, it shall be present in person or represented by proxy at all meetings of voting securityholders of the Company (or to be available to sign consents of securityholders) so that all of the voting securities then owned by it may be counted for the purpose of determining the presence of a quorum at any such meeting (or for the purpose of determining of the requisite percentage of securityholders having signed a consent).

          (i) Agrees that, for so long as the obligations under Section 3(g)(i) have not expired, it will not in one or more transactions transfer securities representing more than an aggregate of 800,000 Common Stock Equivalents to (A) any person which is not an affiliate of the Investor or (B) any group of persons, each member of which either (x) is affiliated with at least one other member or (y) would, directly or indirectly, through any contractual arrangement, understanding or relationship, have or share voting power or investment power with one or more other members of the group with respect to such securities, but of which group no member is an affiliate of the Investor, unless such transferee or transferees agree(s) in writing to be subject to the terms of Section 3(g) of this Agreement; provided, however, that such condition
                                         --------  -------
shall not apply in the case of any transferee which as of the date of this Agreement is a holder of any shares of Series A, Series B, Series C, Series D or Series E Convertible Preferred Stock. The Company agrees that any transferee of the Investor, that is not described in clause (A) or (B) of the foregoing sentence, that acquires less than 800,000 Common Stock Equivalents shall not be bound by Section 3(g)(i). The Company shall not be obligated to recognize any transfer made in violation of this Section 3(i).

          (j) Notwithstanding the provisions of paragraph (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Investor to any affiliate of the Investor, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if it were the original Investor hereunder.

          (k) Notwithstanding the provisions of paragraph (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Investor pursuant to Rule 144, if the Investor makes the factual representations reasonably requested by the Company indicating the availability of the exemption provided by Rule 144.

     Section 4.  Covenants of the Company.
                 ------------------------

          (a) Financial Statements; Inspection.  From and after the date hereof,
              --------------------------------
the Company shall prepare or cause to be prepared, and shall furnish to each holder of any Securities, the financial statements and related data specified in Exhibit O, which financial statements and related data shall be acceptable to each such holder, and shall permit each such holder to inspect at the holder's expense any of the properties or books and records of the Company and its subsidiaries, to make copies of extracts from such book and records and to discuss the affairs and condition of the Company and its subsidiaries with representatives of the Company and its subsidiaries, all to such reasonable extent and at such reasonable times and intervals as such holder may reasonably request. If the holder is a person or entity other than the Investor, the right to inspect the properties or books or records of the Company granted under this paragraph (b) may be exercised only with the consent of the Company, which consent shall not be unreasonably withheld. Any holder (including the Investor) who exercises the right to inspection shall, at the request of the Company, sign an agreement to hold in confidence any confidential information about the Company received as a result of such inspection under circumstances indicating the confidentiality of such information unless (i) such information shall have been publicly disclosed other than as a result of wrongful action of Investor, or (ii) Investor independently develops or is aware of such information.

          (b) Intellectual Property.  The Company will use its best efforts to
              ---------------------
keep all intellectual property which is material to the Company's business or prospects confidential and, to that end, the Company will enter into appropriate contractual arrangements with each of its employees and such of its consultants, agents, distributors, licensees, vendors and customers as the Company considers appropriate.

          (c) Proprietary Interest in Patents, Trademarks, etc.  The Company
              -------------------------------------------------
will use its best efforts to enter into contractual arrangements with each of its employees so that the Company shall have sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes as are or may become necessary for the conduct of its business.

          (d) Right of First Refusal.  Until such time as the Shares shall be
              ----------------------
deemed automatically converted into shares of Common Stock under paragraph 4(d)(ii) of the Certificate, each holder of Series F Preferred, so long as such holder shall own at least an aggregate 100,000 shares of Series F Preferred or shares of Common Stock issuable upon conversion of such shares of Series F Preferred or shares of Common Stock which have been acquired upon the exercise of the Warrant, as the case may be (a "Preferred Holder"), shall have the right if the Company shall offer (the "Offer") to sell to any other person or entity other than a holder of Preferred Stock with a contractual right of first refusal under, the Series E Agreement, the Series E II Agreement or the Prior Stockholders Agreement ("Other Purchaser") any voting security of the Company except

Permitted Shares as defined in paragraph 4(d)(iii)(A) of the Certificate, or any securities convertible or exchangeable into or exercisable for voting securities of the Company, to purchase on the same terms and conditions as such securities are being offered for sale to the Other Purchasers, up to that number of such securities that would, after the completion of the sale of all of such securities (assuming the conversion, exchange or exercise of all securities which are convertible or exchangeable into or exercisable for voting securities), result in such Preferred Holder having the same percentage interest in the voting securities of the Company (based upon the number of votes) as such holder had prior to such sale. The Company shall provide written notice to each Preferred Holder of any offer, which notice shall contain the terms and conditions of the Offer. Each Preferred Holder shall have a period equal to the longer of (i) 14 days from the date such Preferred Holder receives such notice from the Company, or (ii) the period of time that Other Purchasers will be permitted to accept the Offer, to exercise such Preferred Holder's right to purchase securities under this Section 4(d). Such Preferred Holder shall exercise the right by providing written notice to the Company of such Preferred Holder's intent to purchase and the number of shares which such Preferred Holder intends to purchase. Thereafter, each Preferred Holder shall have a period equal to the longer of (i) 30 days from the date such Preferred Holder gives notice to the Company of such Preferred Holder's intent to purchase, or (ii) the period of time that Other Purchasers are permitted to purchase and pay for securities pursuant to the Offer, to purchase and pay for the securities pursuant to this
Section 4(d). This right to purchase securities may not be assigned or otherwise transferred by any Preferred Holder; provided, however, the right of each
                                     --------  -------
Preferred Holder to purchase securities may be apportioned in such a manner as each Preferred Holder deems appropriate among the affiliates, partners or retired partners of such Preferred Holder and further provided, however, that
                                              ------- --------  -------
should any Preferred Holder not purchase the full number of securities permitted under this Section 4(d), each other Preferred Holder shall have the right to purchase a pro rata portion of such securities.

          (e) Rule 144A Information.  For so Ions as any of the Securities are
              ---------------------
outstanding and are "restricted securities" within the meaning of Rule 144 (a)
(3) under the Act, the Company will provide to any holder of Securities and to any prospective purchaser of Securities designated by a holder of such Securities that is a "qualified institutional buyer" (as that term is defined under Rule 144A), upon the request of such holder or prospective purchaser, the information and the rights to information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4). The Company further agrees that its obligations pursuant to this paragraph (i) shall extend to any person who acquires any of the Securities in a transaction pursuant to Rule 144A.

          Section 5.  Drag Along Provision.
                      --------------------

          (a) If at any time a written offer meeting the criteria described in
Section 5(b) (the "Offer") is made by a prospective buyer of securities of the Company for the purchase by such prospective buyer of securities which, together with Common Stock Equivalents represented by securities then owned by such prospective buyer, represents two-thirds or more of the outstanding Common Stock Equivalents (including Common Stock Equivalents represented by securities held by the Investor) and a copy of such Offer is transmitted to the Investor, then on and after the 11th day following the transmittal of the Offer to the Investor, the Offer for the sale of such securities (including securities held by the Investor) may he accepted by holders who in the aggregate, together with the prospective buyer but excluding the Investor, hold securities representing two-thirds or more of the outstanding Common Stock Equivalents ("Control Holders"). In such event, the Investor agrees to sell pursuant to the Offer all the securities owned by the Investor which are subject to the Offer. The Investor further agrees to execute and deliver such documents and perform all other actions as shall reasonably be requested by the prospective buyer and the Control Holders in order to effectuate such sale in accordance with the terms of the Offer and on a timely basis. Any transferee of Securities of the Investor (other than an affiliate of the Investor) shall not be bound by the provisions of this Section 5. This Section 5 shall terminate upon the earlier of (i) the second anniversary of Company's initial public offering of securities and (ii) the date on which the Company becomes subject to the periodic reporting obligations of the Securities Exchange Act of 1934 with respect to its Common Stock equivalents.

          (b) Any Offer to which Section 5(a) shall apply shall provide that the Investor (i) shall be paid not less for its Shares than it would have received under Article 4(b) of the Certificate of Incorporation were the transaction constituted as a merger and (ii) that the Investor shall be entitled to exercise the Warrant simultaneously with consummation of the transaction contemplated by the Offer and to be paid as a holder of Common Stock for such shares.

     Section 6.  Miscellaneous.
                 -------------

          (a) Exhibits.  The Exhibits attached to this Agreement constitute a
              --------
part of this Agreement. They are incorporated herein by reference and shall have the same force and effect as if set forth in full in the main body of this Agreement.

          (b) Survival of Warranties.  All warranties, representations,
              ----------------------
covenants and agreements made in this Agreement shall survive the delivery of the Shares to the Investor, regardless of any investigation made by any party.

          (c) Assigns.  This Agreement shall bind and inure to the benefit of
              -------
the parties hereto and their respective heirs, executors, administrators, successors and assigns.

          (d) Governing Law.  This Agreement shall be governed by the laws of
              -------------
the State of New York.

          (e) Notices.  All communications provided for in this Agreement shall
              -------
be in writing and shall be sent to the appropriate address shown on the signature page or on Exhibit A to this Agreement or to such other address as the addressee may from time to time designate to the sender and shall be sent by certified mail, return receipt requested, or shall be personally delivered.

          (f) Entire Agreement.  This Agreement constitutes the entire agreement
              ----------------
among the parties regarding the transactions contemplated herein and may not be amended except in writing.

          (g) Headings.  The headings contained in this Agreement are for
              --------
reference purposes only and shall not affect in any way the interpretation of this Agreement.

          (h) Effect of Stock Splits.  Whenever any rights under this Agreement
              ----------------------
are available only when at least a specified minimum number of Securities is involved, such number shall be appropriately adjusted to reflect any stock split, stock dividend, combination of securities into a smaller number of securities or reclassification of stock.

          (i) Amendments.  This Agreement may be amended only by an instrument
              ----------
in writing, signed by the Company and by the Investor or by holders, on the date of such amendment, of at least a majority of the Shares and/or Conversion Shares issuable upon conversion of the Shares held by all of such holders.

          (j) Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be an original, all of which together shall constitute one instrument.

          (k) Facsimile.  This Agreement may be executed and thereafter
              ---------
transmitted by facsimile and the facsimile receipt shall constitute an original.

          (l) Third Party Beneficiaries.  Each of the holders of capital stock
              -------------------------
of the Company shall be a third party beneficiary of this Agreement and may enforce the obligations of the Investor hereunder.

IN WITNESS WHEREOF, we have set our hands as of the date hereinafter set forth.

Date:  September 6, 1994

                              The Company:

                              DATALOGIX INTERNATIONAL INC.
                              A New York Corporation

                              By:  /s/ R. GIORDANELLA
                                 -----------------------
                              Title:  CEO
                                    --------------------
                              100 Summit Lake Drive
                              Valhalla, New York  10595

                              The Investor:

                              ORACLE CORPORATION

                              By:   /s/ JEFFREY O. HENLEY
                                 ------------------------
                              Title:  CFO
                                    ---------------------
                              500 Oracle Parkway
                              Redwood Shores, California  94065